Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Form 8-K.

Introduction:

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the acquisition of BT OpCo by PubCo resulting in reorganization into an umbrella partnership C corporation structure (or “Up-C” structure), and other agreements entered into as part of the Transaction Agreements.

PubCo is a blank check company incorporated as a Delaware corporation on October 13, 2021. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The registration statement for PubCo’s IPO was declared effective on February 24, 2022. On March 1, 2022, PubCo consummated its IPO of 31,625,000 units, including the issuance of 4,125,000 units as a result of the underwriter’s full exercise of their over-allotment option, at $10.00 per unit, generating gross proceeds of approximately $316.3 million, and incurring offering costs of approximately $4.7 million. Each unit consists of one share of PubCo Class A common stock, one PubCo public warrant and one-sixteenth (1/16) of one PubCo right. Each PubCo public warrant entitles the holder to purchase one share of PubCo Class A common stock at a price of $11.50 per share, subject to standard anti-dilutive adjustments. Each holder of a whole PubCo right received one share of PubCo Class A common stock upon consummation of the initial business combination. Simultaneously with the closing of the IPO, PubCo consummated the private placement of 12,223,750 PubCo private placement warrants at a price of $1.00 per PubCo private placement warrant to the Sponsor, generating proceeds of approximately $12.2 million. Upon the closing of the IPO and the private placement, approximately $321.0 million of net proceeds, including the net proceeds of the IPO and certain of the proceeds of the private placement, was placed in the Trust Account.

BT OpCo, a limited-liability company, was formed on June 7, 2016. BT OpCo owns and operates a network of Bitcoin ATM kiosks across North America where customers can buy and sell Bitcoin.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 combines the historical balance sheets of PubCo and BT OpCo on a pro forma basis as if the business combination and related transactions, summarized below, had been consummated on March 31, 2023. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 and the year ended December 31, 2022 combine the historical statements of operations of PubCo and BT OpCo for such period on a pro forma basis as if the business combination and related transactions had been consummated on January 1, 2022, the beginning of the earliest period presented. The related transactions contemplated by the Transaction Agreement that are given pro forma effect include transaction accounting adjustments, which represent adjustments occured in connection with the closing of the business combination, including the following:

•	the reverse recapitalization between PubCo and BT OpCo, whereby no goodwill or other intangible assets are recorded as historical costs approximate fair value, in accordance with GAAP;

•	the establishment of the deferred tax balance and Tax Receivable Agreement liability; and

•

entering into an Amended and Restated Credit Agreement with Silverview Credit Partners, LP, while not directly attributable to the Transaction was deemed to be material to the pro forma financial statements and included herein.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the business combination and related transactions occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with PubCo’s and BT OpCo audited and unaudited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GSR II Meteora Acquisition Corp.,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Bitcoin Depot” and other financial information included elsewhere in this Form 8-K or incorporated by reference.

The business combination will be accounted for as a common control transaction and reverse recapitalization in accordance with GAAP, as BT Assets controls BT OpCo both before and after the transactions. BT OpCo is determined to be the predecessor and the combined pro forma information represents a continuation of BT OpCo’s balance sheet and statement of operations, reflective of the recapitalization of the business combination.

Under this method of accounting, PubCo will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of BT OpCo issuing stock for the net assets of PubCo, accompanied by a recapitalization as a common control transaction. The net assets of PubCo will be stated at fair value (which is expected to approximate historical cost), with no goodwill or other intangible assets recorded.

Description of the Business Combination

Prior to or upon the Closing and in accordance with the Transaction Agreement and the ancillary agreements contemplated thereby, a series of transactions occurred whereby (i) BT HoldCo issued to BT Assets for certain BT HoldCo Common Units, (ii) PubCo paid cash to BT Assets in exchange for certain BT HoldCo Common Units, (iii) PubCo contributed cash to BT HoldCo in exchange for certain BT HoldCo Common Units, BT HoldCo Matching Warrants and a number of BT HoldCo Earnout Units equal to the number of newly issued shares of PubCo Class E common stock issued to Sponsor, (iv) Sponsor exchanged all shares of PubCo Class B common stock held by Sponsor for newly issued shares of PubCo Class A common stock and, subject to the terms of conversion or forfeiture and cancellation set forth in the Sponsor Agreement, PubCo Class E common stock, (v) BT Assets subscribed for newly issued shares of PubCo Class V common stock and (vi) PubCo may issue a certain number of additional shares of newly issued PubCo Class A common stock to persons who entered into written agreements with PubCo or BT HoldCo in connection with the Incentive Issuances, if any. As a result of and immediately following the Closing, BT Assets and PubCo hold approximately 71.3% and 28.7%, respectively, of the issued and outstanding BT HoldCo Common Units. Following the Closing, PubCo’s assets consist solely of its interests in BT HoldCo.

Earn-out Consideration

As part of the business combination, BT HoldCo issued certain BT HoldCo Earn-out Units to BT Assets and PubCo, which were issued as follows:

1)

BT HoldCo issued (a) to BT Assets 5,000,000 Class 1 earnout units of BT HoldCo, 5,000,000 Class 2 earnout units of BT HoldCo, and 5,000,000 Class 3 earnout units, and (b) to PubCo 358,587 Class 1 earnout units of BT HoldCo, 358,587 Class 2 earnout units of BT HoldCo, and 358,587 Class 3 earnout units of BT HoldCo, and such BT HoldCo Earn-out Units will be subject to conversion as follows:

(i)

If at any time during the seven year period following the Closing (the “First Earn-Out Period”), the closing share price of the PubCo Class A common stock is greater than $12.00 over any 10 Trading Days (which may be consecutive or not consecutive) within any 20 consecutive Trading Days (the “First Milestone”), then each BT HoldCo Class 1 Earn-Out Unit held by BT Assets shall automatically and immediately be converted into one BT HoldCo Common Unit after the occurrence of the First Milestone, along with an equal number of shares of PubCo Class V common stock.

(ii)

If at any time during the First Earn-Out Period, the closing share price of PubCo Class A common stock is greater than $14.00 over any 10 Trading Days (which may be consecutive or not consecutive) within any 20 consecutive Trading Days (the “Second Milestone”), then each BT HoldCo Class 2 Earn-Out Unit held by BT Assets shall automatically and immediately be converted into one BT HoldCo Common Unit after the occurrence of the Second Milestone, along with an equal number of shares of PubCo Class V common stock.

(iii)

If at any time during the 10 year period following the Closing (the “Second Earn-Out Period”, and together with the First Earn-Out Period, the “Earn-Out Period”), the closing share price of PubCo Class A common stock is greater than $16.00 over any 10 Trading Days (which may be consecutive or not consecutive) within any 20 consecutive Trading Days (the “Third Milestone”), then each BT HoldCo Class 3 Earn-Out Unit held by BT Assets shall automatically and immediately be converted into one BT HoldCo Common Unit after the occurrence of the Third Milestone, along with an equal number of PubCo Class V common stock.

Any Class 1 Earn-Out Units or Class 2 Earn-Out Units that are not converted into BT HoldCo Common Units shall be automatically and immediately forfeited and cancelled upon the date of the expiration of the First Earn-Out Period. Any Class 3 Earn-Out Units that are not converted into BT HoldCo Common Units shall be automatically and immediately forfeited and cancelled upon the date of the expiration of the Second Earn-Out Period.

Upon certain change of control transactions during the Earn-Out Period, each BT HoldCo Earn-Out Unit held by BT Assets is subject to conversion into one BT HoldCo Common Unit upon the achievement of certain milestones, as described above and in the Transaction Agreement, for the per share price of PubCo Class A common stock payable in connection with such change of control as agreed to by the parties, and any such shares of BT HoldCo Earn-Out Units held by BT Assets that are not converted into BT HoldCo Common Units will be cancelled upon the expiration of the Earn-Out Period.

2)

A total of 1,075,761 shares of PubCo Class B common stock held by Sponsor were converted to 358,587 shares of PubCo Class E-1 common stock, 358,587 shares of PubCo Class E-2 common stock, and 358,587 shares of PubCo Class E-3 common stock pursuant to the redemptions of 28,169,844 shares of PubCo Class A common stock (the “actual redemptions”). PubCo Class E common stock held by Sponsor shall be subject to conversion or forfeiture and cancellation as follows:

(i)

if at any time during the First Earn-Out Period, the First Milestone is achieved, then each share of the PubCo Class E-1 common stock held by Sponsor (“First Tranche”) shall automatically and immediately be converted into one share of PubCo Class A Common Stock after the occurrence of the First Milestone;

(ii)

if at any time during the First Earn-Out Period, the Second Milestone is achieved, then each share of the PubCo Class E-2 common stock held by Sponsor (“Second Tranche”) shall automatically and immediately be converted into one share of PubCo Class A Common Stock after the occurrence of the Second Milestone;

(iii)

if at any time during the Second Earn-Out Period, the Third Milestone is achieved, then each share of the PubCo Class E-3 common stock held by Sponsor (“Third Tranche”) shall automatically and immediately be converted into one share of PubCo Class A Common Stock after the occurrence of the Third Milestone.

Any First Tranche or Second Tranche of PubCo Class E Common Stock that are not converted to shares of PubCo Class A common stock shall be automatically and immediately forfeited and cancelled upon the date of the expiration of the First Earn-Out Period. Any Third Tranche of PubCo Class E common stock that are not converted to shares of PubCo Class A common stock shall be automatically and immediately forfeited and cancelled upon the date of the expiration of the Second Earn-Out Period.

Upon certain change of control transactions during the Earn-Out Period, each share of PubCo Class E common stock held by Sponsor is subject to conversion into one share of PubCo Class A common stock upon achievement of certain milestones, as described above and in the Transaction Agreement, for the per share price of PubCo Class A common stock payable in connection with such change of control as agreed to by the parties, and any such shares held by Sponsor that are not converted into PubCo Class A common stock will be cancelled upon the expiration of the Earn-Out Period.

Tax Receivable Agreement

At the Closing, PubCo entered into a Tax Receivable Agreement with BT HoldCo and BT Assets. Pursuant to the Tax Receivable Agreement, PubCo is generally required to pay BT Assets 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign income taxes that PubCo realizes, or is deemed to realize, as a result of certain tax attributes (the “Tax Attributes”), including: (i) existing tax basis in certain assets of BT HoldCo and BT OpCo, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to BT HoldCo Common Units acquired by PubCo at the Closing and thereafter in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of BT HoldCo, (ii) tax basis adjustments which resulted from PubCo’s acquisition of BT HoldCo Common Units from BT Assets at the Closing and thereafter pursuant to the terms of the BT HoldCo Amended and Restated Limited Liability Company Agreement (including any such adjustments resulting from certain payments made by PubCo under the Tax Receivable Agreement), (iii) disproportionate tax-related allocations as a result of Section 704(c) of the Code, and (iv) tax deductions in respect of interest payments deemed to be made by PubCo in connection with the Tax Receivable Agreement.

Non-Redemption Agreements

In connection with the Business Combination, Bitcoin Depot also (i) issued 203,490 shares of Class A Common Stock to persons who entered into voting and non-redemption agreements (each a “Voting and Non-Redemption Agreement” and collectively, the “Voting and Non-Redemption Agreements”) with unaffiliated third parties (each a “Non-Redeeming Stockholder” and collectively, the “Non-Redeeming Stockholders”) in exchange for such Non-Redeeming Stockholders agreeing to either not redeem or to reverse any previously submitted redemption request in connection with a special meeting of stockholders called by GSR to consider and approve, among other proposals, an extension of time for GSR to consummate the Business Combination and (ii) (a) issued 454,350 shares of Class A Common Stock to certain Non-Redeeming Stockholders who entered into non-redemption agreements (“Non-Redemption Agreements”) in connection with the Special Meeting to consider and approve, among other proposals, the Business Combination and (b) paid a total of $18.7 million in cash to certain Non-Redeeming Stockholders who entered into Non-Redemption Agreements. Pursuant to the Voting and Non-Redemption Agreements and Non-Redemption Agreements, certain Non-Redeeming Stockholders became entitled to the registration rights set forth in the A&R Registration Rights Agreement (as defined herein). For more information, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Non-Redemption Agreements.”

Credit Agreement

On December 21, 2020, BT OpCo entered into the Credit Agreement among BT OpCo, as borrower, BT Assets, as guarantor, the subsidiary guarantors party thereto, the financial institutions and institutional investors from time to time party thereto, as lenders, and Silverview Credit Partners, LP, as administrative agent, which provided for (i) initial term loans in an aggregate principal amount of $25.0 million, comprised of two $12.5 million tranches and (ii) a $15.0 million delayed draw term loan facility. In 2021, BT OpCo utilized the delayed draw term loan facility in the full amount of $15.0 million, and on March 31, 2022, BT OpCo amended the Credit Agreement to add a new $5.0 million tranche 3 term loan. The Term Loan is guaranteed by BT Assets and certain of our subsidiaries and is collateralized by substantially all of the assets of BT OpCo and those certain subsidiaries. On May 2, 2023, BT OpCo and Silverview Credit Partners, LP amended the credit agreement to extend the maturity date for the delayed draw term loan facility to August 15, 2023. As of December 31, 2022 and December 31, 2021, the amount owed under the Term Loan totaled approximately $39.4 million and approximately $39.0 million, respectively.

Borrowings under the Term Loan bear interest at a rate of 15.0% per annum. Effective May 2, 2023, the Term Loan will bear interest at a rate of 20.0% per annum. The tranche 1 term loan matures on December 15, 2023, and the tranche 2 term loan, Tranche 3 Loan and Delayed Draw Loan mature on December 15, 2024. BT OpCo is required to make monthly interest payments and fixed principal payments every six months. The Credit Agreement contains certain affirmative and negative covenants customary for financings of this type, including compliance with a minimum cash balance of $2.5 million, a minimum consolidated cash interest coverage ratio of 1.75 to 1.00, and a maximum consolidated total leverage ratio of 2.50 to 1.00. As of December 31, 2022 and March 31, 2023, BT OpCo was in compliance with all financial covenants.

The proceeds of the borrowings under the Term Loan were used to fund the acquisition of BitAccess and expand headcount to support additional kiosks brought online.

On June 23, 2023, Lux Vending, LLC, a Georgia limited liability company (“BT OpCo”), entered into the Amended and Restated Credit Agreement (“Amended and Restated Credit Agreement”) among BT OpCo, as borrower, BT Assets, Inc., a Delaware corporation (“BT Assets”), as guarantor, the subsidiary guarantors party thereto, the financial institutions and institutional investors from time to time party thereto, as lenders, and Silverview Credit Partners, LP, as administrative agent, which provides BT OpCo with a $20,750,000 term loan (the “Term Loan”) and allows for, inter alia, entry into the Transaction (as defined in the Amended and Restated Credit Agreement). The Term Loan is guaranteed by BT Assets and certain of our subsidiaries and is collateralized by substantially all of the assets of BT OpCo, BT Assets and those certain subsidiaries. The Maturity Date is June 23, 2026 (the “Maturity Date”). Borrowings under the Term Loan bear interest at a rate of 17.0% per annum.

Commencing with the six-month period ending December 15, 2023, BT OpCo is required to make fixed principal repayments on the last day of each six-month period ending on December 15 or June 15 of each fiscal year. BT OpCo is required to pay interest monthly and on each prepayment date. The outstanding principal amount plus accrued and unpaid interest (if any), together with additional amounts required under the Amended and Restated Credit Agreement shall be paid in full on the Maturity Date.

The following summarizes the pro forma ownership, on a non-dilutive basis, of common stock of the combined company, excluding potential shares of common stock from dilutive securities, following the business combination:

	Shares	Ownership %(5)
PubCo public shares(1)	6,589,506	10.7%
PubCo Sponsor and Director shares(2)	6,844,946	11.1%
Preferred shares(3)	4,300,000	7.0%
Cumulative PubCo Stockholders	17,734,452	28.7%
Existing BT Assets owners interest in PubCo(4)	44,100,000	71.3%

Total	61,834,452	100.0%

1)

Includes 3,455,156 shares of PubCo Class A common stock issued at PubCo’s IPO after redemptions and 1,976,510 shares of PubCo Class A common stock converted from Rights issued at PubCo’s IPO, 500,000 shares of PubCo Class A common stock issued to Brandon Mintz under Incentive Equity Plan, 203,490 shares of PubCo Class A common stock issued as part of incentive issuances, 454,350 shares of PubCo Class A Common Stock to non-redeeming stockholders. At the closing, PubCo issued to Brandon Mintz/Founder, 500,000 shares of PubCo Class A Common Stock under the Incentive Equity Plan, subject to any required withholding for applicable taxes (the “Post-Closing Founder Bonus”).

2)

Includes 5,769,185 shares of PubCo Class A common stock and PubCo Class E common stock that comprises 358,587 shares of PubCo Class E-1 common stock, 358,587 shares of Class E-2 common stock, and 358,587 shares of PubCo Class E-3 common stock. PubCo Class E common stock represents equity-classified earnouts to the Sponsor and is subject to forfeitures.

3)	Includes 4,300,000 shares of Series A Convertible Preferred Stock.
4)

Includes 44,100,000 non-economic super voting shares of PubCo Class V common stock issued to BT Assets at the Closing of the business combination. These are convertible into shares of PubCo Class M common stock, which are economically equivalent to the shares of PubCo Class A common stock. However, each share of PubCo Class M common stock is entitled to ten votes per share whereas each share of PubCo Class A common stock is entitled to one vote per share.

5)	Percentage totals may not foot due to rounding.

The following summarizes the pro forma ownership of common stock of the combined company, on a fully dilutive basis, assuming all dilutive securities are exercised and converted to economic shares of PubCo common stock on a one-for-one basis assuming no net settlement of shares upon exercise, following the business combination:

	Shares	Ownership %[4]
PubCo public shares[1]	42,514,506	35.2%
PubCo Sponsor and Director shares[2]	19,068,696	15.8%
Cumulative PubCo Stockholders	61,583,202	51.0%
Existing BT Assets owners interest in PubCo[3]	59,100,000	49.0%

Total	120,683,202	100.0%

1)	Includes the impact of the exercise of 31,625,000 PubCo public warrants and conversion of 4,300,000 shares of Series A Preferred Stock into Class A Common Stock.
2)	Includes the impact of the exercise of 12,223,750 PubCo private placement warrants.
3)

Includes the impact of the conversion of BT HoldCo Earnout Units, which comprises 5,000,000 Class 1 Earnout Units of BT HoldCo, 5,000,000 Class 2 Earnout Units of BT HoldCo, and 5,000,000 Class 3 Earnout Units of BT HoldCo held by BT Assets, to BT HoldCo Common Units and an equal number of non-economic super voting shares of PubCo Class V common stock.

4)	Percentage totals may not foot due to rounding.

The following table summarizes the dilutive effect and the pro forma ownership of common stock of the combined company, and the effect of the per share value of PubCo common stock held by non-redeeming PubCo stockholders, assuming all dilutive securities are exercised and converted to economic shares of PubCo common stock on a one-for-one basis assuming no net settlement of shares upon exercise, following the business combination. The potential dilution impact is calculated at a per share price of $16.01, which represents the minimum price per share at which all dilutive securities are exercisable and can be converted to economic shares of PubCo common stock:

	Number of Shares	Value per Share(1)
Base scenario(2)	57,534,452	$16.01
Assuming all PubCo Public Warrants are exercised(3)	89,159,452	$10.33
Assuming all PubCo Private Placement Warrants are exercised(4)	69,758,202	$13.20
Assuming all BT OpCo Class 1 Earn-Out Units are converted(5)	62,534,452	$14.73
Assuming all BT OpCo Class 2 Earn-Out Units are converted(5)	62,534,452	$14.73
Assuming all BT OpCo Class 3 Earn-Out Units are converted(5)	62,534,452	$14.73
Assuming Preferred stock are converted(6)	61,834,452	$14.90
Assuming all PubCo Public Warrants and PubCo Private Placement Warrants are exercised and BT OpCo Class 1 Earn-Out Units, BT OpCo Class 2 Earn-Out Units, and BT OpCo Class 3 Earn-Out Units are vested(7)	120,683,202	$7.63

1)	Based on a post-transaction equity value of the combined company of $921.12 million.

2)	Represents the number of pro forma shares of common stock of the combined company, excluding potential shares of common stock from dilutive securities, following the business combination.
3)	Represents the Base Scenario plus the full exercise of 31,625,000 PubCo Public Warrants for a cash exercise price of $11.50 per share.
4)	Represents the Base Scenario plus the full exercise of 12,223,750 PubCo Private Placement Warrants for a cash exercise price of $11.50 per share.
5)

Represents the Base Scenario plus the full conversion of 5,000,000 BT HoldCo Class 1 Earn-Out Units, 5,000,000 BT HoldCo Class 2 Earn-Out Units, and 5,000,000 BT HoldCo Class 3 Earn-Out Units held by BT Assets, into an equal number of BT HoldCo Common Units after the occurrence of the First Milestone, Second Milestone, and Third Milestone (as defined in the Earn-out Consideration section above), respectively, along with an equal number of non-economic super voting shares of PubCo Class V common stock. These are convertible into shares of PubCo Class M common stock, which are economically equivalent to the shares of PubCo Class A common stock. However, each share of PubCo Class M common stock is entitled to ten votes per share whereas each share of PubCo Class A common stock is entitled to one vote per share.

6)	Represents the base scenario plus the conversion of all Series A preferred stock
7)

Represents the Base Scenario plus (i) the full exercise of PubCo Public Warrants and PubCo Private Placement Warrants and (ii) full conversion of BT HoldCo Class 1 Earn-Out Units, BT HoldCo Class 2 Earn-Out Units, and BT HoldCo Class 3 Earn-Out Units in accordance with the terms described above.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the business combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of PubCo following the completion of the business combination and related transactions. The unaudited pro forma adjustments represent PubCo’s management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2023

(in thousands)

	As of March 31, 2023	As of March 31, 2023				As of March 31, 2023
	PubCo (Historical)	BT OpCo (Historical)	Historical Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$75	$41,665	$41,740	$36,196	B	$22,235
				(25,550)	C
				(10,106)	D
				4	E
				(583)	P
				(39,419)	Q
				19,953	Q
Restricted cash	—	—	—	—		—
Cryptocurrencies	—	402	402	—		402
Accounts receivable, net	—	746	746	—		746
Prepaid expenses and other current assets	453	4,086	4,539	—		4,539

Total current assets	528	46,899	47,427	(19,505)		27,922
Property and equipment
Furniture and fixtures	—	618	618	—		618
Leasehold improvements	—	172	172	—		172
Kiosk machines - owned	—	14,964	14,964	—		14,964
Kiosk machines - leased	—	35,584	35,584	—		35,584
Vehicles	—	17	17	—		17
	—	51,355	51,355	—		51,355
Less: accumulated depreciation	—	(15,972)	(15,972)	—		(15,972)

Total property and equipment	—	35,383	35,383	—		35,383
Other non-current assets
Intangible assets, net	—	4,978	4,978	—		4,978
Goodwill	—	8,717	8,717	—		8,717
Operating lease right-of-use assets, net	—	279	279	—		279
Security deposits	—	17	17	—		17
Investments held in Trust Account	328,326	—	328,326	(292,129)	A	1
				(36,196)	B

Total other non-current assets	328,326	13,991	342,317	(328,325)		13,992

Total assets	$328,854	$96,273	$425,127	$(347,830)		$77,297

LIABILITIES
Current liabilities
Accounts payable	$255	$8,112	$8,367	$—		$8,367
Accrued expenses	4,661	12,123	16,784	(2,311)	C	21,573
				700	J
				2,000	K
				4,400	L
Earn out liability	—	1,910	1,910	—		1,910
Notes payable	—	8,500	8,500	(8,500)	Q	830
				830	Q
Income taxes payable	1,529	720	2,249	—		2,249
Deferred revenue	—	47	47	—		47
Operating lease liabilities, current portion	—	230	230	—		230
Current installments of obligations under finance leases	—	16,036	16,036	—		16,036
Other tax payable	50	—	50	2,921	A	2,971

Total current liabilities	6,495	47,678	54,173	40		54,213
Long-term liabilities
Notes payable, non current	—	26,977	26,977	(26,977)	Q	19,123
				19,123	Q
Operating lease liabilities, non-current	—	206	206	—		206
Obligations under finance leases, non-current	—	5,387	5,387	—		5,387
Deferred income tax, net	—	811	811	—		811
Tax receivable agreement liability	—	—	—	754	S	754

Total long-term liabilities	—	33,381	33,381	(7,100)		26,281

Total liabilities	6,495	81,059	87,554	(7,060)		80,494

Redeemable equity
Class A common stock subject to possible redemption	326,647	—	326,647	(292,129)	A	—
				(34,518)	M
Redeemable non-controlling interest	—	—	—	—		—

Total redeemable equity	326,647	—	326,647	(326,647)		—

EQUITY
Stockholder’s equity
Equity attributed to Lux Vending, LLC	—	13,183	13,183	(13,183)	F	—
Class A common stock	—	—	—	1	F	6
				5	N
Class B common stock	1	—	1	(1)	F	—
Class V common stock	—	—	—	4	E	4
Preferred stock	—	—	—	5,250	O	5,250
ESA subscription receivable	—	—	—	(5,250)	O	(5,250)
Additional paid-in capital	—	—	—	(2,921)	A	33,446
				(4,556)	C
				(10,106)	D
				13,183	F
				(4,289)	G
				(754)	S
				1,908	I
				34,518	M
				4,995	N
				1,468	R
Accumulated deficit	(4,289)	—	(4,289)	(18,683)	C	(34,563)
				4,289	G
				(928)	H
				(700)	J
				(2,000)	K
				(1,259)	L
				(5,000)	N
				(583)	P
				(3,942)	Q
				(1,468)	R
Accumulated other comprehensive loss	—	(182)	(182)	—		(182)

Total stockholder’s equity	(4,288)	13,001	8,713	(10,002)		(1,289)
Non-controlling interest
Equity attributed to noncontrolling interest	—	2,213	2,213	928	H	(1,908)
				(1,908)	I
				(3,141)	L

Total non-controlling interest	—	2,213	2,213	(4,121)		(1,908)

Total equity	(4,288)	15,214	10,926	(14,123)		(3,197)

Total liability, redeemable equity and equity	$328,854	$96,273	$425,127	$(347,830)		$77,297

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2023

(in thousands, except share and per share data)

	For the Period ended March 31, 2023	For the Period ended March 31, 2023				For the Period ended March 31, 2023
	PubCo (Historical)	BT OpCo (Historical)	Historical Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$163,603	$163,603	$—		$163,603
Cost of revenue (excluding depreciation and amortization reported separately below)	—	141,300	141,300	—		141,300
Operating expenses
Selling, general, and administrative	2,075	10,835	12,910	(200)	AA	12,710
Depreciation and amortization	—	2,796	2,796	—		2,796
Franchise tax expenses	50	—	50	—		50

Total operating expenses	2,125	13,631	15,756	(200)		15,556

Income (loss) from operations	(2,125)	8,672	6,547	200		6,747
Other income (expense)
Interest expense	—	(2,947)	(2,947)	2,947	MM	(1,027)
				(1,027)	PP
Change in value of investment held in Trust Account	3,089	—	3,089	(3,089)	BB	—
Other income (expense)	—	(115)	(115)	—		(115)
Loss on foreign currency transactions	—	(148)	(148)	—		(148)

Total other income (expense)	3,089	(3,210)	(121)	(1,169)		(1,290)

Income (loss) before provision for Income taxes and noncontrolling interest	964	5,462	6,426	(969)		5,457
Income tax expense (benefit)	638	(622)	16	(1,141)	II	(1,125)

Net income (loss)	326	6,084	6,410	172		6,582
Net income (loss) attributable to noncontrolling interest	—	(208)	(208)	8,004	FF	8,004
				208	HH

Net income (loss) attributable to controlling interest	$326	$6,292	$6,618	$(7,832)		$(1,422)

Earnings per share (Note 3):
Net income per common share - Basic and Diluted						(0.09)
Weighted average common shares outstanding - Basic and Diluted						12,358,691

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except share and per share data)

	For the Period ended December 31, 2022	For the Period ended December 31, 2022				For the Period ended December 31, 2022
	PubCo (Historical)	BT OpCo (Historical)	Historical Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$646,830	$646,830	$—		$646,830
Cost of revenue (excluding depreciation and amortization reported separately below)	—	574,534	574,534	—		574,534
Operating expenses
Selling, general, and administrative	5,079	36,991	42,070	(667)	AA	70,939
				1,102	CC
				700	DD
				2,000	EE
				5,000	JJ
				20,151	KK
				583	LL
Depreciation and amortization	—	18,783	18,783	—		18,783
Franchise tax expenses	200	—	200	—		200

Total operating expenses	5,279	55,774	61,053	28,869		89,922

Income (loss) from operations	(5,279)	16,522	11,243	(28,869)		(17,626)
Other income (expense)
Interest expense	—	(12,318)	(12,318)	12,318	MM	(3,973)
				(3,973)	NN
Change in value of investment held in Trust Account	4,442	—	4,442	(4,442)	BB	—
Other income (expense)	—	118	118	(1,259)	GG	(5,083)
				(3,942)	OO
Loss on foreign currency transactions	—	(380)	(380)	—		(380)

Total other income (expense)	4,442	(12,580)	(8,138)	(1,298)		(9,436)

Income (loss) before provision for Income taxes and noncontrolling interest	(837)	3,942	3,105	(30,167)		(27,062)
Income tax expense (benefit)	891	395	1,286	(2,228)	II	(942)

Net income (loss)	(1,728)	3,547	1,819	(27,939)		(26,120)
Net income (loss) attributable to noncontrolling interest	—	(433)	(433)	(17,844)	FF	(17,844)
				433	HH

Net income (loss) attributable to controlling interest	$(1,728)	$3,980	$2,252	$(10,095)		$(8,276)

Earnings per share (Note 3):
Net income per common share - Basic and Diluted						(0.67)
Weighted average common shares outstanding - Basic and Diluted						12,358,691

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The business combination has been accounted for as a common control transaction and reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, PubCo has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination has been treated as the equivalent of BT OpCo issuing stock for the net assets of PubCo, accompanied by a recapitalization. The net assets of PubCo will be stated at fair value (which is expected to approximate historical cost), with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 assumes that the business combination and related transactions occurred on March 31, 2023. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 and for the year ended December 31, 2022 presents pro forma effect to the business combination and related transactions as if they have been completed on January 1, 2022. The unaudited pro forma condensed combined balance sheet as of March 31, 2023 has been prepared using, and should be read in conjunction with, the following:

•	PubCo’s unaudited condensed balance sheet as of March 31, 2023 and the related notes included elsewhere in this proxy statement; and

•	BT OpCo’s unaudited consolidated balance sheet as of March 31, 2023 and the related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 has been prepared using, and should be read in conjunction with, the following:

•	PubCo’s unaudited statement of operations for the three months ended March 31, 2023 and the related notes included elsewhere in this proxy statement; and

•	BT OpCo’s unaudited consolidated statement of income and comprehensive income for the three months ended March 31, 2023 and the related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•	PubCo’s audited statement of operations for the year ended December 31, 2022 and the related notes included elsewhere in this proxy statement; and

•	BT OpCo’s audited consolidated statement of income and comprehensive income for the year ended December 31, 2022 and the related notes included elsewhere in this proxy statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the business combination and related transactions. The pro forma adjustments reflecting the consummation of the business combination and related transactions are based on currently available information and assumptions and methodologies that PubCo believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. PubCo believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Note 2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). PubCo has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of post-combination company’s PubCo common stock outstanding, assuming the business combination and related transactions occurred on January 1, 2022.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2023 are as follows:

A.	Reflects the actual redemption of Class A common stock and an accrual of an excise tax liability equal to 1% of the corporate share repurchases.

B.	Reflects the reclassification of cash and investments held in the Trust Account that becomes available at the closing of the business combination.

C.

Reflects the payment of $25.5 million in estimated transaction costs, comprised of advisory, banking, printing, legal and accounting fees. Out of the total estimated transaction costs of approximately $36.1 million, $2.1 million was paid prior to the Closing of the business combination, $10.8 million was previously accrued, and the remaining balance of $4.6 million is capitalized through additional paid-in-capital and $18.6 million is expensed through accumulated deficit.

D.	Reflects the payment of cash consideration of $10.1 million to BT Assets under distribution in accordance with the Transaction Agreement.

E.

Reflects the issuance of 44,100,000 shares of PubCo Class V common stock (non-economic super voting shares) of equity consideration to BT Assets in exchange for cash equal to par value of $0.0001 per share.

F.	Reflects the recapitalization, including the issuance of:

•	5,769,185 shares of PubCo Class A common stock to Sponsor and Director in exchange for the same number of shares of PubCo Class B common stock held by the Sponsor;

•

358,587 shares of PubCo Class E-1 common stock, 358,587 shares of PubCo Class E-2 common stock, and 358,587 shares of PubCo Class E-3 common stock to Sponsor in exchange for the same number of shares of PubCo Class B common stock held by the Sponsor. As mentioned above, PubCo Class E common stock represents equity-classified earnouts for the Sponsor.

G.	Reflects the reclassification of the historical accumulated deficit of PubCo to additional paid-in-capital as part of the reverse recapitalization.

H.

Represents the impact attributed to noncontrolling interest and accumulated deficit related to the acceleration of stock-based compensation expense for awards held by BitAccess’ stockholders that are expected to vest upon consummation of a liquidity event, which includes the business combination based on the terms and conditions in the respective stock option agreements.

I.

Represents the transaction accounting adjustments to record the noncontrolling interest as a result of the Up-C structure of $1.9 million, which is calculated based on the noncontrolling interest percentage of 78.1% multiplied by the pro forma net assets of the combined company. The adjustment was determined by applying hypothetical liquidation of book value method for purposes of both calculating the initial noncontrolling interest balance and attributing income to the noncontrolling interest in the pro forma periods.

J.

Reflects the accrual of Aggregate Phantom Consideration to Phantom Equity Holders as per the Phantom Equity Award Termination Agreements The consideration per the Phantom Equity Award Termination Agreements is cash of $350,000 and a right to 35,000 RSUs that will be issued at a later date. For pro forma purposes no cash was provided at close nor were RSUs issued. The adjustment represents a potential payment of a total of $0.7 million reflected as a liability at the time of close. Upon the issuance of the RSUs the value could differ materially from the assumed amount of accrual at the time of close.

K.	Reflects the accrual of BT Transaction Bonus Payments as per the BT Transaction Bonus Termination Agreement described in the Transaction Agreement.

L.	Reflects the reclassification from noncontrolling interest to liability at the estimated fair value, as the put option becomes probable of being exercised at the Closing of the business combination.

M.	Reflects the reclassification of common stock subject to possible redemption to permanent equity at $0.0001 par value.

N.	Reflects PubCo’s issuance of 500,000 shares of PubCo Class A Common Stock under the Incentive Equity Plan to Brandon Mintz/Founder the founder of BT OpCo.

O.

Reflects the issuance of 4,300,000 shares of preferred stock and a corresponding subscription receivable upon entering into the PIPE Agreement. The Company has determined that a subscription receivable should be recorded at fair value based on the anticipated cash settlements under the terms of the PIPE Agreement. For pro forma purposes, the Company has estimated the fair value of the subscription receivable based on the expected payments to be made under the PIPE Agreement assuming a consistent stock price of $3.23, which represents the share price at close of the transaction. Pursuant to the PIPE Agreement, there is a series of six future cash settlements that represent an embedded derivative that will be recorded at fair value with changes in the fair value recognized in earnings. For pro forma purposes, pending the completion of a formal valuation, the fair value of the embedded derivative has been assumed to be insignificant. Furthermore, the PIPE Agreement could result in a payment by the Company of up to $10.9 million related to 700,000 shares currently held by Shaolin prior to the PIPE Agreement. The $10.9 million payment may occur in the event of the share price decreasing past certain thresholds on a cumulative basis over the life of the PIPE Agreement. The Company has determined not to recognize a separate liability for the potential payment for the purposes of the pro formas as the expected fair value of the liability is de minimis given the current assumption of a $3.23 consistent stock price. Pending the completion of a formal valuation, the values presented are estimates and may be materially different than presented within the pro forma statements.

P.	Represents the payments made by the Company under the PIPE Agreement and corresponding expense.

Q.

Reflects the repayment of BT OpCo debt including the repayment of accrued interest and write off of the associated debt issuance costs previously capitalized. The adjustment also includes the new debt under the amended and restated credit agreement entered into with Silverview Credit Partners. The adjustment is assumed to be an extinguishment of debt for pro forma purposes but may differ upon the finalization of the Company’s analysis under ASC 470.

R:	Reflects the shares issued to non-redemption holders under a Non-Redemption Agreement.

S.

Following the business combination, BT HoldCo will be treated as a partnership for U.S. federal income tax purposes. As such, BT HoldCo’s earnings and losses will flow through to its partners, including PubCo, a U.S. corporation. The deferred tax asset attributable to the deductible temporary difference between the book basis as compared to the tax basis of PubCo’s investment in BT HoldCo is considered capital in nature and will not be realized.

Upon the completion of the business combination, PubCo is party to the Tax Receivable Agreement. Under the terms of that agreement, PubCo generally will be required to pay BT Assets 85% of the tax savings, if any, that PubCo realizes, or in certain circumstances is deemed to realize, as a result of certain Tax Attributes that are created as part of and after the business combination. The payment of the Over the Top Consideration to BT Assets in the business combination will result in aggregate payments under the Tax Receivable Agreement of approximately $0.8 million. This amount does not take into account any future exchanges of BT HoldCo Common Units by BT Assets pursuant to the BT HoldCo Amended and Restated Limited Liability Company Agreement. The future amounts payable, as well as the timing of any payments, under the Tax Receivable Agreement are dependent upon significant future events, including (but not limited to) the timing of the exchanges of BT HoldCo Common Units and surrender of a corresponding number of shares of PubCo Class V common stock, the price of PubCo Class A common stock at the time of each exchange, the extent to which such exchanges are taxable transactions, the depreciation and amortization periods that apply to any increase in tax basis resulting from such exchanges, the types of assets held by BT HoldCo, the amount and timing of taxable income PubCo generates in the future, the U.S. federal income tax rate then applicable and the portion of PubCo’s payments under the Tax Receivable Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis.

There is no Tax Receivable Agreement liability due to the business combination. If all of the BT HoldCo Common Units were exchanged (in each case, together with a corresponding number of shares of PubCo Class V Common Stock), immediately following the completion of the business combination, the Company would recognize an incremental deferred tax asset of approximately $64.8 million and a non-current liability of approximately $38.7 million based on our estimate of the aggregate amount that the Company will pay under the tax receivable agreement as a result of such future exchanges, assuming: (i) a price of $3.23 per share; (ii) a constant corporate tax rate of 26.14%; (iii) that the Company will have sufficient taxable income to fully utilize all Tax Attributes; and (iv) no material changes in tax law.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The accounting adjustments listed below include transaction accounting adjustments related to the business combination. A description of the amounts included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 and the year ended December 31, 2022 are as follows:

AA.	Reflects the elimination of the PubCo administrative service fee paid to the Sponsor that will cease upon the close of the business combination.

BB.	Reflects the elimination of change in fair value of investment held in Trust Account.

CC.

Represents the acceleration of stock-based compensation expense for equity awards held by BitAccess’ stockholders that are expected to vest upon consummation of a liquidity event, which includes this business combination based on the terms and conditions in the respective stock option agreements.

DD.	Reflects the expense in relation to Aggregate Phantom Equity Consideration to Phantom Equity Holders as per the Phantom Equity Award Termination Agreements.

EE.	Reflects the expense in relation to the accrual of BT Transaction Bonus Payments as per the BT Transaction Bonus Termination Agreement described in the Transaction Agreement.

FF.

Reflects the recognition of noncontrolling interest as a result of the Up-C structure. For the three months ended March 31, 2023, net income attributable to noncontrolling interest was $8.0 million under the actual redemption. For the year ended December 31, 2022, net loss attributable to noncontrolling interest was $17.8 million under the actual redemption. The adjustment was determined by applying hypothetical liquidation of book value method for purposes of both calculating the initial noncontrolling interest balance and attributing income to the noncontrolling interest in the pro forma periods.

GG.	Reflects the loss on the reclassification from noncontrolling interest to liability at fair value, as the put option becomes probable of being exercised at the Closing of the business combination.

HH.	Reflects the elimination of the historical net loss attributable to noncontrolling interest in BitAccess.

II.

Reflects the provision for PubCo’s corporate income taxes, as PubCo will be subject to U.S. federal, state, local, and foreign income taxes following the business combination. As a result, the pro forma statements of operations reflect an adjustment to PubCo’s provision for corporate income taxes to reflect a pro forma tax rate, which includes a provision for U.S. federal and state income taxes. BT HoldCo will be treated as a partnership for U.S. federal and state income tax purposes. As such, BT HoldCo’s profits and losses will flow through to its partners, including PubCo, and are generally not subject to tax at BT HoldCo level.

JJ.	Reflects PubCo’s issuance of 500,000 shares of PubCo Class A common stock under the Incentive Equity Plan to the founder of BT OpCo.

KK.	Reflects the expense relating to the Non-Redemption Agreements entered into with the Non-Redeeming Stockholders.

LL.	Represents the payments made by the Company under the PIPE agreement and corresponding expense.

MM.	Reflects the elimination of historical interest expense and amortization of deferred financing costs previously capitalized associated with the extinguishment of debt.

NN.

Reflects the effective interest expense associated with issuance of the new debt under the amended and restated credit agreement entered into with Silverview Credit Partners. The amount presented is based an interest rate of 17% over a three year term with $0.8 million in amortized costs resulting in an effective interest rate of 21.26%.

OO.	Reflects the loss on extinguishment of debt comprised of exit fees and recognition of unamortized deferred financing costs.

Note 3. Pro Forma Earnings Per Share Information

As a result of the business combination, for the three months ended March 31, 2023 and the year ended December 31, 2022, both the pro forma basic and diluted number of shares is reflective of 16,658,691 shares of PubCo Class A common stock outstanding. Pro forma basic number of shares excludes PubCo Class V common stock (which have no economic rights until converted to shares of PubCo Class M common stock) and unvested PubCo Class E common stock. Shares of Series A preferred Stock issued under the PIPE arrangement have been treated as in-substance common stock and included in the calculation of basic net loss per share.

(in thousands, except share data)	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Pro forma net loss attributable to PubCo	$(1,422)	$(8,276)
Weighted average shares of Class A common stock outstanding - basic and diluted	16,658,691	16,658,691
Net loss per share - basic and diluted	$(0.09)	$(0.67)

Earnings per share (“EPS”) exclude equity instruments that would be anti-dilutive to pro forma EPS. Below is a summary of anti-dilutive instruments that were excluded from the pro forma EPS for the three months ended March 31, 2023 and the year ended December 31, 2022:

	Three Months Ended March 31, 2023	Year Ended December 31, 2022
PubCo Class V Common Stock	44,100,000	44,100,000
PubCo Class E-1 Common Stock	358,587	358,587
PubCo Class E-2 Common Stock	358,587	358,587
PubCo Class E-3 Common Stock	358,587	358,587
PubCo Public Warrants	31,625,000	31,625,000
PubCo Private Placement Warrants	12,223,750	12,223,750
Class 1 BT OpCo Earnout Units	5,000,000	5,000,000
Class 2 BT OpCo Earnout Units	5,000,000	5,000,000
Class 3 BT OpCo Earnout Units	5,000,000	5,000,000